Exhibit 10.2

AMENDMENT NO. 2

                    AMENDMENT NO. 2 (this “Amendment”), dated as of November 16, 2006, to the Amended and Restated Credit Agreement, dated as of November 19, 2004 (as amended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

                    WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

                    NOW THEREFORE, the parties hereto hereby agree as follows:

                    1.        Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) by inserting the following new defined terms in alphabetical order in accordance with Section 1.1 of the Credit agreement:

“Amendment No. 2 Effective Date”: November 16, 2006.

“Debit Card Account”: the deposit account maintained by the Borrower with CIBC, into which payments received in respect of Debit Card Receivables are deposited.

“Debit Card Receivables”: all Accounts Receivable owing to the Borrower from Interac Associates, its successors and assigns.

“Interac Associates”: a non-profit organization organized under the laws of Canada.

(b) by deleting the following existing defined terms in their entirety and inserting in lieu thereof the following new defined terms:

          “Pledged Deposit Accounts”:  the Primary Account, the Returns Account, the Debit Card Account and such other of the Borrower’s deposit accounts maintained at CIBC on which Liens have been granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to Guarantee and Collateral Agreement.

“Termination Date”: the date which is 10 Business Days following receipt by the Borrower of a written notice of termination from Administrative Agent on behalf of the Required Lenders.

          “Tranche B Commitments”:  with respect to any Tranche B Lender, the agreement of such Tranche B Lender to consider in good faith, but without any obligation, making Tranche B Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading “Tranche B Commitment” opposite such Tranche B Lender’s name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Tranche B Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

(c) by deleting the first sentence from the definition of “Coverage Receivables” in its entirety and inserting in lieu thereof the following new sentence:

“for any day, the sum of the Visa Receivables, Merchant Business Receivables and Debit Card Receivables outstanding on such day.”

                    2.        Amendments to Section 2.1 (Commitments; Maturity).  Section 2.1 of the Credit Agreement is hereby amended as follows:

(a) by deleting the first sentence in paragraph (b) thereof and inserting in lieu thereof the following new sentence:

          “Subject to the terms and conditions hereof, each Tranche B Lender severally will consider in good faith, but without any obligation to make any Loans pursuant to this paragraph (b), making revolving credit loans in Canadian Dollars (“Tranche B Loans”) to the Borrower from time to time prior to the Termination Date applicable to such Lender in an aggregate principal amount at any one time outstanding which does not exceed such Lender’s Tranche B Commitment.”; and

(b) by deleting paragraph (c) thereof in its entirety and inserting in lieu thereof the following new paragraph (c):

“(c) [Reserved].”

                    3.        Amendment to Section 2.15 (Renewal and Extension of Commitments).  Section 2.15 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new Section 2.15:

                    “Section 2.15 [Reserved].”

                    4.        Amendments to Section 5.2 (Certificates; Other Information).  Section 5.2 of the Credit Agreement is hereby amended as follows:

(a) by deleting “clause (f)” from the first sentence thereof and inserting in lieu thereof “paragraph (g)”;

(b) by relettering existing paragraphs (e) and (f) as new paragraphs (f) and (g); and

(c) by inserting the following new paragraph (e):

          “(e)  concurrently with the delivery of each Compliance Certificate, a copy of the certificate delivered pursuant to 5.01(c) of the GPI Credit Facility (or the corresponding provision of any amended or successor GPI Credit Facility) for the fiscal period to which such Compliance Certificate relates.”

                    5.        Amendment to Section 6.1 (GPI Consolidated Net Worth).  Section 6.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new Section 6.1:

                    “Section 6.1 [Reserved].”

                    6.        Amendment of Schedule 1.1A (Commitments).  Schedule 1.1A to the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the new Schedule 1.1A contained on Annex A to this Amendment.

                    7.        Effectiveness.  This Amendment shall become effective on the date on which the Administrative Agent shall have received the duly executed counterparts to this Amendment from the Borrower, the Administrative Agent and each Lender.

                    8.        Representations and Warranties.

                    (a)  On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date; and

(b) Since May 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                    9.        Continuing Effect.  Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                    10.        Fees and Expenses.  The Borrower agrees to reimburse the Administrative Agent and the Lenders for all their reasonable costs and out- of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent.

                    11.        Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

                    12.        Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

                    IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC.

By:	/s/ Suellyn P. Tornay

Name:	Suellyn P. Tornay
Title:	Secretary

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ David J. Cohen

Name:	David J. Cohen
Title:	Executive Director

By:	/s/ Patti Perras Shugart

Name:	Patti Perras Shugart
Title:	Managing Director

CIBC INC., as a Lender

By:	/s/ Dominic J. Sorresso

Name:	Dominic J. Sorresso
Title:	Executive Director, CIBC World Markets Corp., Authorized Signatory CIBC INC.